                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                     ST. MARY LAND & EXPLORATION COMPANY

A.       Wholly-owned subsidiaries of St. Mary Land & Exploration Company, a
         Delaware corporation:

         1.       Nance Petroleum Corporation, a Montana corporation
         2.       St. Mary Energy Company, a Delaware corporation
         3.       Four Winds Marketing LLC, a Colorado limited liability company
         4.       Agate Petroleum, Inc., a Delaware corporation
         5.       SMT Texas LLC, a Colorado limited liability company

B.       Other subsidiaries of St. Mary Land & Exploration Company:

         1.       Box Church Gas Gathering LLC, a Colorado limited liability company (58.6754%)
         2.       Trinity River Services LLC, a Texas limited liability company
                  (25%)

C.       Wholly-owned subsidiaries of Nance Petroleum Corporation:

         1.       NPC Inc., a Colorado corporation

D.       Wholly-owned subsidiaries of St. Mary Energy Company:

         1.       SMEC Texas LLC, a Colorado limited liability company

E.       Partnership interests held by St. Mary Land & Exploration Company:

         1.       Hilltop Investments, a Colorado general partnership (50%)
         2.       Parish Ventures, a Colorado general partnership (100%)

F.       Partnership interests held by SMT Texas LLC:

         1.       St. Mary East Texas LP, a Texas limited partnership (99%) (the remaining 1% interest is held by St. Mary Land &
                  Exploration Company)

G.       Partnership interests held by SMEC Texas LLC:

         1.       St. Mary Energy Texas LP, a Texas limited partnership (99%)
                  (the remaining 1% interest is held by St. Mary Energy Company)